Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT:
Tawni Adams
(623) 587-2686
PetSmart Media Line
623-587-2177
PETSMART UPDATES ESTIMATED THIRD QUARTER AND 2007 RESULTS
PHOENIX — Oct. 10, 2007 — During its annual analyst meeting and webcast today, PetSmart, Inc. will update its earnings outlook for the third quarter of 2007 and for the full fiscal year.
     The company now expects comparable store sales growth to be below its original low-to-mid single digit forecast for the third quarter. PetSmart’s earnings per share projection is now $0.17 to $0.20 per diluted share for the third quarter, which includes the previously announced impact of $0.04 per share to exit the State Line Tack business.
     For the full year, the company now forecasts earnings per share of $2.02 to $2.07. Included in the estimate is $0.47 per share from the sale of shares of MMI Holdings, Inc. (MMI) in the first quarter of 2007. In addition, the Company expects the change to the equity method of accounting for the investment in MMI to result in a $0.01 per share benefit. Also included is a loss of approximately $0.08 per share related to exiting the State Line Tack business, an estimated $0.08 per share benefit for a 53rd week of sales in 2007, and about a $0.01 benefit from the previously announced accelerated share repurchase program.
     The revised forecast compares with the company’s previous estimates of diluted earnings per share of $0.21 to $0.23 in the third quarter and $2.08 to $2.10 for the full year.
     “Although we continue to feel quite positive about this business and its long-term strength, we’re clearly operating in an uncertain economic environment, and we believe recent consumer weakness may be impacting our business. In addition, warmer-than-usual weather has dampened sales in key cold-weather categories,” said Philip L. Francis, PetSmart chairman and CEO. “We’re pleased to report that even in these challenging times, our services business has remained quite strong, with continued growth above our 20 percent target. At the same time, we’re working hard to mitigate the impact of the weakness on our bottom line.
     “We think the challenges are short term in nature and we continue to be confident that PetSmart is uniquely positioned to address them,” Francis said. “Our fundamental business model is strong. We’re the biggest player in an attractive, growing industry and, with our industry-leading pet services business, our emphasis on efficiency and consistency and our ability to generate loyal, long-term relationships with our customers, we firmly believe we can continue to compete, grow, and generate meaningful returns for our shareholders.”
     The company will present its annual Analyst Day conference in a live webcast, at www.petm.com, today at noon EDT. The conference will be archived on the Web site.
About PetSmart
     PetSmart, Inc. is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company operates more than 966 pet stores in the United States and Canada, a growing number of in-store PetsHotel cat and dog boarding facilities, and is a leading online provider of pet supplies and pet care information (www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers complete pet training, pet grooming, pet boarding, doggie day camp and pet adoption services. Since 1994, PetSmart Charities, Inc., an independent 501(c)(3) non-profit animal welfare organization, has donated more than $52 million to animal welfare programs and, through its in-store pet adoption programs, has saved the lives of more than 3 million pets.
Forward-looking statements
     This news release contains forward-looking statements including statements relating to future revenue growth and goals, our expectations regarding the exit from our State Line Tack product line, our expectations with respect to our investment in MMI and future business opportunities that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic conditions, competitive forces, our ability to successfully exit the State Line Tack product line and our ability to manage our operations and growth. Actual results and developments may therefore differ materially from those described in this release. For more information about PetSmart, Inc., and risks arising when investing in PetSmart, Inc., you are directed to the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
###